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                                                                     EXHIBIT 4.3

                               FIRST AMENDMENT TO
                       DEBT REGISTRATION RIGHTS AGREEMENT

                  FIRST AMENDMENT, dated as of June 22, 2001 (this "AMENDMENT"), to the Debt Registration Rights Agreement, dated as of June 30, 2000 (as heretofore amended, supplemented or otherwise modified, the "REGISTRATION RIGHTS AGREEMENT"), among ANC RENTAL CORPORATION, a Delaware corporation (the "COMPANY"), the subsidiaries of the Company parties thereto (the "GUARANTORS"), and LEHMAN COMMERCIAL PAPER INC., as administrative agent under the Amended and Restated Senior Loan Agreement, dated as of June 30, 2000 (the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:

                  WHEREAS, the Company has requested that the Administrative Agent amend certain provisions of the Registration Rights Agreement; and

                  WHEREAS, the Administrative Agent has agreed to amend the Registration Rights Agreement, but only upon the terms and subject to the conditions set forth below;

                  NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Administrative Agent hereby agree as follows:

         1. DEFINITIONS. All terms defined in the Registration Rights Agreement shall have such defined meanings when used herein unless otherwise defined herein.

         2. AMENDMENT OF SECTION 1 (DEFINITIONS). Section 1 of the Registration Rights Agreement is hereby amended by deleting the defined term "EXCHANGE NOTE INDENTURE" in its entirety and substituting in lieu thereof the following new defined term:

         "EXCHANGE NOTE INDENTURE: The Indenture, to be dated as of June 29, 2001, between the Company and The Bank of New York, as trustee, pursuant to which the Exchange Notes are issued, as the same may be amended from time to time in accordance with the terms thereof."

         3. AMENDMENT TO SECTION 3(A) (FILING OF SHELF REGISTRATION). Section 3(a) of the Registration Rights Agreement is hereby amended by (a) deleting the words "360 days following the Spin-Off Date" and substituting in lieu thereof the words "15 days following the receipt of a written request from the Administrative Agent or Holders of a majority in aggregate principal amount of the Registrable Securities" and (b) deleting the words "90 days after the Initial Maturity Date" and substituting in lieu thereof the words "the later of
(x) 105 days after the receipt of such written request and (y) 10 days after the receipt of any SEC exemptive order required with respect to the Exchange Note Indenture (but in no event later than 195 days after the receipt of such written request)".


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         4. AMENDMENT TO SECTION 3(B) (REGISTERED EXCHANGE OFFER). Section 3(b)
of the Registration Rights Agreement is hereby amended by deleting the words "90 days after the Initial Maturity Date" and substituting in lieu thereof the words "the later of (x) 105 days after the receipt of a written request under Section 3(a) and (y) 10 days after the receipt of any SEC exemptive order required with respect to the Exchange Note Indenture (but in no event later than 195 days after the receipt of such written request)".

         5. AMENDMENT TO SECTION 3(C) (LIQUIDATED DAMAGES). Clause 3(c)(i) of the Registration Rights Agreement is hereby amended by deleting the words "90 days from the Initial Maturity Date" and substituting in lieu thereof the words "the later of (x) 105 days after the receipt of a written request under Section 3(a) and (y) 10 days after the receipt of any SEC exemptive order required with respect to the Exchange Note Indenture (but in no event later than 195 days after the receipt of such written request)".

         6. AMENDMENT TO SECTION 6 (REGISTRATION PROCEDURES). Section 6 of the Registration Rights Agreement is hereby amended by adding the following new clause (t) immediately after clause (s) thereof:

                  "(t) prepare and file with the SEC, in no event later than two Business Days after the Collateral Agreement and the Trust Agreement are signed, an application for any exemptive order required by the SEC with respect to the Exchange Note Indenture, and use their reasonable best efforts to cause such exemptive order to be granted as soon as practicable.".

         7. LIMITED AMENDMENT. Except as expressly amended herein, the Registration Rights Agreement shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Registration Rights Agreement or to prejudice any other right or rights which the Administrative Agent may now have or may have in the future under or in connection with the Registration Rights Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

         8. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.





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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                    ANC RENTAL CORPORATION


                                    By:   /s/ HOWARD D. SCHWARTZ
                                          -----------------------------------
                                          Name:  Howard D. Schwartz
                                          Title: Sr. Vice President & Secretary



                                    LEHMAN COMMERCIAL PAPER INC.,
                                    as Administrative Agent and Holder of the outstanding Loans


                                    By:   /s/ MICHELE SWANSON
                                          -----------------------------------
                                          Name:   Michele Swanson
                                          Title:  Authorized Signatory



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                             ALAMO RENT-A-CAR (CANADA), INC.
                             LIABILITY MANAGEMENT COMPANIES
                                   HOLDING, INC.
                             NATIONAL CAR RENTAL LICENSING, INC.
                             NATIONAL CAR RENTAL SYSTEM, INC.
                             REPUBLIC GUY SALMON PARTNER, INC.
                             REPUBLIC INDUSTRIES AUTOMOTIVE
                                   RENTAL GROUP (BELGIUM) INC.
                             SPIRIT RENT-A-CAR, INC.
                             ALAMO RENT-A-CAR MANAGEMENT, LP
                                  By:  ARC-GP, Inc., its general partner
                             ANC COLLECTOR CORPORATION
                             ANC FINANCIAL, LP
                                  By:  ANC Financial GP Corporation, its
                                       general partner
                             ARC-GP, INC.
                             ARC-TM, INC.
                             NCR AFFILIATE SERVICER, INC.
                             NCRAS MANAGEMENT, LP
                                  By:  NCRAS-GP, Inc., its general partner
                             NCRAS-GP, INC.
                             SRAC MANAGEMENT, LP
                                  By:  SRAC-GP, Inc., its general partner
                             SRAC-GP, INC.
                             SRAC-TM, INC.

                             By:   /s/  LELAND F. WILSON
                                   -----------------------------------
                                   Name:  Leland F. WIlson
                                   Title: Vice President & Treasurer


                             ALAMO RENT-A-CAR, LLC

                             By:   /s/ KATHLEEN W. HYLE
                                   -----------------------------------
                                   Name:  Kathleen W. Hyle
                                   Title: Sr. Vice President & Treasurer




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                             ANC FINANCIAL CORPORATION
                             ANC FINANCIAL PROPERTIES, LLC
                             ANC INFORMATION TECHNOLOGY
                                   HOLDING, INC.
                             ANC INFORMATION TECHNOLOGY, INC.
                             ANC INFORMATION TECHNOLOGY, L.P.
                                  By:  ANC INFORMATION TECHNOLOGY, INC.,
                                       its general partner
                             ANC IT COLLECTOR CORPORATION
                             ARC-TM PROPERTIES, LLC
                             NCR AFFILIATE SERVICER PROPERTIES, LLC


                             By:   /s/ LELAND F. WILSON
                                   -----------------------------------
                                   Name:  Leland F. Wilson
                                   Title: Vice President & Treasurer








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